EXHIBIT (J)

                          INDEPENDENT AUDITORS' CONSENT


We consent to the reference to us in Post-Effective Amendment No. 72 to Registration Statement (No. 2-67052) of Forum Funds on behalf of BIA Small-Cap Growth Fund and BIA Growth Equity Fund under the heading "Independent Auditors" appearing in the Statement of Additional Information, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
June 7, 1999